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                                                                     Exhibit 5.1

                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                Boston, MA 02110

                                                          October 7, 2003

Acusphere, Inc.
500 Arsenal Street
Watertown, MA 02472

     Re: Registration Statement on Form S-8 relating to the 1994 Stock Plan, 2003 Stock Option and Incentive Plan and 2003 Employee Stock Purchase Plan


Ladies and Gentlemen:

     We are acting as counsel for Acusphere, Inc., a Delaware corporation (the "Company"), in connection with the registration on a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 1,251,080 shares of common stock par value $0.01 per share of the Company (the "Common Stock") under the 1994 Stock Plan (the "1994 Plan"),
(ii) 2,500,000 shares of Common Stock par value $0.01 per share of the Company under the 2003 Stock Option and Incentive Plan (the "2003 Plan"), and (iii) 1,400,000 shares of Common Stock par value $0.01 per share of the Company under the 2003 Employee Stock Purchase Plan (the "Purchase Plan") (collectively the "Stock Plans").

     In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or certified copies, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein, including, without limitation, (a) the Stock Plans, (b) the Company's Amended and Restated Certificate of Incorporation currently in effect, (c) the Company's Amended and Restated Certificate of Incorporation to be filed immediately after the closing of the initial public offering of the Company, (d) the Company's Amended and Restated By-Laws, (e) a specimen of the form of stock certificate evidencing the shares of Common Stock of the Company and (f) the minute books and stock records of the Company.

     Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company issued or proposed to be issued pursuant to the terms of the Stock Plans, when issued and paid for in accordance with the terms of the Stock Plans and the terms of any agreement relating to such issuance, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                        Very truly yours,

                                        /s/ Testa, Hurwitz & Thibeault, LLP
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                                        TESTA, HURWITZ & THIBEAULT, LLP